Exhibit 99.1

AÉROPOSTALE RECEIVES NOTICE FROM NYSE REGARDING
CONTINUED LISTING REQUIREMENTS
Company Intends to Restore Compliance

New York, New York, September 29, 2015 -- Aéropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of casual apparel for young women and men, today disclosed that on September 29, 2015, it received notice from the New York Stock Exchange (the NYSE) that the average closing price of the Company’s common stock over a consecutive 30 trading-day period had fallen below $1.00 per share, which is the minimum average price required by the NYSE. The notice has no immediate impact on the listing of the Company’s common stock.

The Company plans to notify the NYSE by October 13, 2015 that it intends to cure the deficiency and return to compliance with NYSE continued listing requirements. Under the NYSE rules, the Company can cure this deficiency if, during the six-month period following receipt of the NYSE notice, on the last trading-day of any calendar month, the Company’s common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. If the Company determines that it will cure the stock price deficiency by taking an action that will require approval by its stockholders at the next annual meeting of stockholders, the six-month period described above will extend to shortly after such annual meeting.

The Company intends to consider available alternatives, including but not limited to, a reverse stock split, in order to cure the stock price deficiency and return to compliance with the NYSE continued listing requirement.

The Company’s common stock will continue to be listed and traded on the NYSE during the cure period, subject to the Company’s compliance with the other NYSE listing standards.

The NYSE notification does not affect Aéropostale's business operations or its Securities and Exchange Commission reporting requirements and does not conflict with or cause an event of default under any of the Company's material debt or other agreements.

About Aéropostale, Inc.
Aéropostale, Inc. is a specialty retailer of casual apparel and accessories, principally targeting 14 to 17 year-old young women and men through its Aéropostale stores and website and 4 to 12 year-olds through its P.S. from Aéropostale stores and website. The Company provides customers with a focused selection of high quality fashion and fashion basic merchandise at compelling values in an exciting and customer friendly store environment. Aéropostale maintains control over its proprietary brands by designing, sourcing, marketing and selling all of its own merchandise, other than in licensed stores. Aéropostale products can be purchased in Aéropostale stores and online at www.aeropostale.com. P.S. from Aéropostale products can be purchased in P.S. from Aéropostale stores, in certain Aéropostale stores and online at www.ps4u.com and www.aeropostale.com. The Company currently operates 758 Aeropostale® stores in 50 states and Puerto Rico, 41 Aéropostale stores in Canada and 25 P.S. from Aéropostale® stores in 12 states. In addition, pursuant to various licensing agreements, the Company's licensees currently operate 290 Aéropostale® and P.S. from Aéropostale® locations in the Middle East, Asia, Europe, and

Latin America. Since November 2012, Aéropostale, Inc. has operated GoJane.com, an online women's fashion footwear and apparel retailer. GoJane products can be purchased online at www.gojane.com.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN CURRENCY EXCHANGE RATES AND IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH THE COMPANY’S DEBT ARRANGEMENTS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS TURNAROUND STRATEGIES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS.

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